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                                                                    EXHIBIT 99.2

(LOGO) LEGATO                                             {LOGO OF OTG SOFTWARE}


FOR IMMEDIATE RELEASE
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                     LEGATO SYSTEMS TO ACQUIRE OTG SOFTWARE

     Acquisition Addresses Customers' Needs for Seamless Information Access
                          and Application Availability

           Extended Ability to Leverage Expertise and Expand Channels

Mountain View, CA and Rockville, MD, February 21, 2002 - Legato Systems, Inc. ("Legato") (Nasdaq:LGTO), a worldwide leader in enterprise storage management software, and OTG Software ("OTG") (Nasdaq:OTGS), a leading provider of data storage, data access and email management solutions, today announced that they have signed a definitive merger agreement under which Legato will acquire all of the outstanding shares of OTG in a cash and stock transaction valued at approximately $403 million or $11.13 per share based on yesterday's closing price of Legato's common stock.

The merger agreement provides that each share of OTG common stock will be converted into the right to receive 0.6876 of a share of Legato common stock and $2.50 per share in cash. The closing of the merger is subject to customary conditions, including shareholder approval by both companies and regulatory approval of the transaction.

After the merger is completed, OTG's shareholders will own approximately 21% of the combined entity's shares, using the treasury stock method of accounting. The companies anticipate that the transaction will close by the end of the second calendar quarter of 2002.

"Today's announcement represents further expansion of our core strategy, which is to provide our customers solid information protection, the ability to manage and maintain an application environment and the ability to automate recovery on an application specific basis. This acquisition allows us to accelerate our current ability to provide our customers with the most scalable and secure management and applications solutions available in the market today," said David
B. Wright, chairman, president and chief executive officer of Legato. "Our companies share a common vision about how the market is evolving and what our customers need. OTG will give us additional software assets and intellectual capital required to address the growing demand among our customers for open, integrated solutions from one source. Our aligned customer-centric culture, strategic alliances and channel partners will enable us to offer industry-leading solutions to our customers," Mr. Wright concluded.

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"We are delighted to be joining Legato," said Richard Kay, chairman, president and chief executive officer of OTG. "This strategic combination will enable customers to take full advantage of OTG's strengths in data access and business applications to intelligently manage and retrieve information, including email, rich media and any other form of electronic content. The complementary fit of our highly developed third-party sales channels and vertical partner network with Legato's well-established enterprise sales team and strong global presence will create powerful new `go to market' opportunities. As a result of this transaction, we believe we have rounded out our platform to meet customers' storage and access needs for managing the information lifecycle." Mr. Kay is expected to join Legato's board of directors after completion of the merger.

JPMorgan H&Q, a division of J.P. Morgan Securities Inc., served as financial advisor to Legato. Goldman, Sachs & Co. served as financial advisor to OTG.

Analyst Teleconference
The executive management of Legato and OTG will hold a teleconference today beginning at 9:00 a.m. EST to discuss the transaction. Investors, analysts and the media are invited to join the live teleconference by dialing (888) 946-6305. International callers may dial (712) 271-0698. Please call at least 15 minutes before the start time. Ask to be connected to the Legato / OTG investor teleconference.

About Legato
Legato Systems, Inc. (NASDAQ:LGTO) delivers worldwide enterprise class software solutions and services that keep the world's business-critical information and applications available. With a direct sales force and through strategic partnerships and alliances, Legato delivers the advantage of business continuance through enterprise automation with information protection, application availability and storage management solutions. The company's corporate headquarters are located at 2350 West El Camino Real, Mountain View, CA 94040. Tel: (650) 210-7000, fax: (650) 210-7032, Web site: www.legato.com.
Keeping the World's Business-Critical Information Available.

About OTG
OTG Software provides next-generation data management and collaboration solutions that virtualize storage for any type of data, including files, messages and databases, while providing easy and transparent access. OTG's application-oriented approach supports all platforms with open architecture solutions that scale from the department to the enterprise, and integrate seamlessly to store, track and retrieve information. Headquartered in Rockville, Maryland, the company has a customer base of over 15,000 organizations and a global network of VARs, distributors, and OEMs. Infinite Storage. Immediate Access.(TM) www.otg.com.

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This press release contains forward-looking statements about the proposed merger, plans for the combined businesses, competitive positions and customers' purchases. These forward-looking statements involve a number of risks and uncertainties that could cause Legato's or OTG's actual results to differ materially. Factors that might cause such a difference include, but are not limited to, the ability to close larger contracts in the current challenging IT spending environment, the ability to leverage relationships with channel partners and strategic alliances, the ability to continue to develop and update products for which there is market demand, customers' acceptance of contract terms, unexpected fluctuations in quarterly operating results, product concentration, competition from other companies and rapid technological change. In addition, acquisitions involve a number of risks, including among others, diversion of management attention from selling and product development efforts, losses of key personnel, unexpected transaction costs, the failure to integrate corporate cultures and the challenges of managing a geographically distant business. For a more detailed discussion of these factors, and other factors that could cause actual results to vary materially, interested parties should review the "Risk Factors" listed in each of Legato's and OTG's Form 10-K for fiscal 2000 and the Forms 10-Q for fiscal 2001, which are on file with the U.S. Securities and Exchange Commission. The forward-looking statements in this press release reflect beliefs and predictions as of February 21, 2002. Each of Legato and OTG disclaims any obligation to update these forward-looking statements as a result of financial, business or any other developments occurring after February 21, 2002.

 The offer and sale of shares of Legato common stock in connection with the merger will be registered with the SEC. That registration statement on Form S-4 has not been filed as of the date of this press release and once filed copies may be obtained from either Legato or OTG or at the SEC's website www.sec.gov. The registration statement will contain important information as to how the merger will affect investments in shares of either Legato or OTG and interested persons should carefully read that registration statement in its entirety.

Legato, OTG and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the security holders of Legato and OTG in favor of the merger agreement. The directors and executive officers of Legato and their beneficial ownership of Legato common stock are set forth in the most recent proxy statement filed by Legato with the SEC. The directors and executive officers of OTG and their beneficial ownership of OTG common stock are set forth in the most recent proxy statement filed by OTG with the SEC. You may obtain those proxy statements free of charge at the SEC's website, www.sec.gov. Security holders of Legato and OTG may obtain additional information regarding the interests of the foregoing people by reading the registration statement when it becomes available.

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Contact Information:

Contacts for Legato                                         Contacts for OTG

Investors:                                                  Investors:
Sandy O'Halloran                                            Ron Kaiser
(650) 210-7481                                              (240) 747-6404
sandyoh@legato.com                                          rkaiser@otg.com

Media:                                                      Media:
Douglas W. Gruehl                                           Jocelyn Johnson
(650) 210-7727                                              (240) 747-6420
dgruehl@legato.com                                          jjohnson@otg.com

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